Report of Independent Registered Public Accounting Firm


To the Board of Trustees of Vanguard Windsor Funds and the Shareholders of
Vanguard Windsor Fund
Vanguard Windsor II Fund


In planning and performing our audits of the financial statements
 Vanguard Windsor Fund,Vanguard Windsor II Fund (two of the funds constituting Vanguard Windsor Funds, hereafter referred to as the ?Trust?) as of and for the year ended October 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board
 (United States), we considered the
Trust's internal control over financial reporting,
 including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
 Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness
 of the Trust's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Trust's internal control over
financial reporting.

The management of the Trust is responsible for establishing
 and maintaining effective internal
control over financial reporting.  In fulfilling this
 responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable
assurance regarding prevention or timely detection of
 unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
 exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial
statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).
  However, we noted no deficiencies in
the Trust's internal control over financial reporting and
 its operation, including controls over
safeguarding securities that we consider to be material
 weaknesses as defined above as of October 31, 2011.

This report is intended solely for the information
 and use of management and the Board of Trustees of Vanguard Windsor Funds and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.






December 9, 2011

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